[The Interpublic Group of Companies, Inc. Letteryead]



FOR IMMEDIATE RELEASE                       Contact:  Susan Watson
                                                      (212) 399-8208

                                                      Kathryn Woods
                                                      (212) 727-5582




            INTERPUBLIC AND TRUE NORTH REPORT THAT WAITING PERIOD IN
              CONNECTION WITH HART-SCOTT-RODINO FILING HAS EXPIRED

New York, NY (May 21, 2001) - The Interpublic Group of Companies (NYSE: IPG) and True North Communications Inc. (NYSE: TNO) reported that the waiting period in connection with their Hart-Scott-Rodino Act filing expired on May 18, 2001 without request for further information. This filing regarding the proposed merger of True North and Interpublic was made on April 18, 2001. The merger remains subject to additional conditions, including the receipt of True North stockholder approval and appropriate international regulatory clearances from the European Union and other authorities.

Interpublic and True North said that they expect the merger, which will create the world's largest marketing communications and services group, to close this summer.

About Interpublic

The Interpublic Group of Companies, Inc., is one of the largest global organizations of advertising agencies and marketing communications companies. Its major worldwide companies include McCann-Erickson WorldGroup, The Lowe Group, Draft Worldwide, Initiative Media Worldwide, Octagon, NFO Worldwide and the Allied Communications Group. It reported revenue of $5.6 billion in 2000.

About True North

True North Communications is one of the world's top 10 global advertising and communications holding companies. It has three major global brands: FCB Worldwide, advertising; BSMG Worldwide, public relations; and Marketing Drive Worldwide, marketing services. Other True North brands include Bozell Group, New America Strategies Group, Temerlin McClain, R/GA, and TN Media. True North also has a stake in the German-based agency, Springer & Jacoby. True North had 2000 revenues of $1.5 billion.


Cautionary Statement

This press release contains forward-looking statements. Statements that are not historical fact, including statements about Interpublic's or True North's beliefs and expectations constitute forward-looking statements. These statements, including the statement in this press release about the expected timing for the completion of the proposed merger, are based on current plans, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made, and Interpublic and True North undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. Interpublic and True North caution that the satisfaction of regulatory conditions and other developments may jeopardize or delay completion of the proposed merger or may reduce the anticipated benefits of the proposed merger.

The Interpublic Group of Companies, Inc. and True North Communications Inc. have filed a proxy statement/prospectus with the Securities and Exchange Commission concerning the proposed merger pursuant to which True North would become a wholly-owned subsidiary of Interpublic. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENT TO THE PROXY STATEMENT/PROSPECTUS BECAUSE THE PROXY STATEMENT CONTAINS, AND ANY AMENDMENT TO THAT DOCUMENT WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain the proxy statement/prospectus, and will be able to obtain any amendments to that document, free of charge at the SEC's website (www.sec.gov/EDGAR), or at the SEC's public reference room located at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, documents filed with the SEC by Interpublic and True North may be obtained free of charge by contacting The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY, 10020,
Attn: Investor Relations (tel: 212-399-8057), or True North Communications Inc. at 101 East Erie Street, Chicago, IL, 60611, Attn: Corporate Communications (tel: 312-425-6500). INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS, AND ANY AMENDMENTS THERETO, CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION. True North and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of True North's stockholders to approve and adopt the merger agreement with Interpublic. The participants in this solicitation may include the directors and executive officers of True North, who may have an interest in the transaction as a result of holding shares or options of True North. A detailed list of the names and interests of True North's directors and executive officers, and of their ownership interests in True North, is contained and/or incorporated by reference in the proxy statement/prospectus.

                                       ##